                                                                      Exhibit 24

                               POWERS OF ATTORNEY

Each of the undersigned hereby constitutes and appoints Hugo Schaub and James Odell, and each of them, each with full power to act without the other, his true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign the registration statements on Form S-8 relating to the registration of securities in connection with the UBS Financial Services Incorporated of Puerto Rico Savings Plus Plan, to sign any and all amendments (including post-effective amendments) to the registration statements, to sign any abbreviated registration statement filed pursuant to Rule 462(b) of the Securities Act and to file the same, with all exhibits thereto and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully for all intents and purposes as he might or could do in person hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

          NAME                            TITLE                      DATE
          ----                            -----                      ----


/s/ Peter Wuffli           President of Group Executive Board   04 August 2005
------------------------      (principal executive officer)
Peter Wuffli


/s/ Clive Standish            Group Chief Financial Officer     04 August 2005
------------------------      (principal financial officer)
Clive Standish


/s/ Hugo Schaub                     Group Controller            04 August 2005
------------------------     (principal accounting officer)
Hugo Schaub


/s/ Marcel Ospel           Chairman of the Board of Directors   04 August 2005
------------------------
Marcel Ospel


/s/ Stephan Haeringer         Vice Chairman of the Board of     04 August 2005
------------------------                Directors
Stephan Haeringer

          NAME                            TITLE                      DATE
          ----                            -----                      ----


/s/ Marco Suter               Vice Chairman of the Board of     04 August 2005
------------------------                Directors
Marco Suter


/s/ Peter Bockli                    Vice Chairman and           04 August 2005
------------------------      Member of Board of Directors
Peter Bockli


/s/ Ernesto Bertarelli        Member of Board of Directors      04 August 2005
------------------------
Ernesto Bertarelli


/s/ Sir Peter Davis           Member of Board of Directors      04 August 2005
------------------------
Sir Peter Davis


/s/ Rolf A. Meyer             Member of Board of Directors      04 August 2005
------------------------
Rolf A. Meyer


/s/ Helmut Panke              Member of Board of Directors      04 August 2005
------------------------
Helmut Panke


/s/ Peter Spuhler             Member of Board of Directors      04 August 2005
------------------------
Peter Spuhler


/s/ Peter R. Voser            Member of Board of Directors      04 August 2005
------------------------
Peter R. Voser


/s/ Lawrence A. Weinbach      Member of Board of Directors      04 August 2005
------------------------
Lawrence A. Weinbach


                                       14